SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Dear Shareholder:

On behalf of the Board of Directors of PIMCO Commercial Mortgage Securities Trust, Inc. (the “Fund”), we are pleased to invite you to the annual meeting of shareholders of the Fund to be held at 800 Newport Center Drive, Newport Beach, California 92660 on April 13, 2007 at 10:00 a.m., Pacific time.

As required by the Fund’s prospectus dated August 27, 1993, the Board of Directors will also ask you to consider a proposal to provide for the liquidation of the Fund and the payment of net proceeds of that liquidation to shareholders. The Directors unanimously recommend that you vote AGAINST this liquidation proposal. In 1993, the year that the Fund began its investment operations, in light of the uncertainty as to how the Fund would perform, and the tendency of closed-end funds frequently to trade at a discount to their net asset value (“NAV”), the Board thought it necessary to undertake to submit a liquidation proposal in 2007 (and if not approved, again in 2010) in order to assure potential investors in the Fund’s initial public offering that they could eventually liquidate their shares at NAV if the Fund was not successful in meeting its investment objective.

As discussed in more detail in the enclosed proxy statement, at the meeting you will be asked to consider a proposal to elect two current Directors, E. Philip Cannon and William J. Popejoy, to serve on the Board until their new term expires in 2010. The Board unanimously recommends that you vote FOR the proposal to elect Mr. Cannon and Mr. Popejoy to continue their service on the Board.

The Fund has, however, been quite successful in terms of meeting its investment objective. Although past performance neither guarantees nor predicts future performance, the Fund has outperformed its benchmark index over time, and unlike many closed-end funds, has traded at a premium to its NAV for most of the past three years. As of March 8, 2007, the Fund traded at a [        ] premium to its NAV. There can be no guarantee, however, that the Fund will continue to trade at a premium to its NAV. If the liquidation proposal is approved, and the Fund is trading at a premium to its NAV on the date of the liquidation, shareholders would receive less than the market value of their shares. Moreover, liquidation would eliminate the vehicle chosen by current shareholders for long-term investment in the commercial mortgage-backed securities market. It could also subject shareholders to applicable federal, state and local taxes just as if they had voluntarily sold their shares. For these reasons, the Directors unanimously recommend that you vote AGAINST the liquidation proposal.

Under the terms of the Fund’s Articles of Incorporation, approval of the proposal to liquidate requires the affirmative vote of two-thirds of the Fund’s shares outstanding and entitled to vote on the matter. If the proposal is not approved this year, then a similar proposal will be submitted to shareholders in 2010, and, if not then approved, thereafter at the discretion of the Board of Directors.

No matter how many shares you own, your vote is important. Please take the time to review the proposals and vote. For more information about the proposals, please refer to the accompanying proxy statement. If you are not able to attend the meeting, then please complete, sign, date and mail the enclosed proxy card(s) promptly. If you have any questions regarding the proxy statement, please call 1-866-746-2602.

Thank you in advance for your participation.

Sincerely,

Brent R. Harris

Chairman of the Board

March 23, 2007

PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Notice of Annual Meeting of Shareholders

To be held April 13, 2007

To the Shareholders of PIMCO Commercial Mortgage Securities Trust, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of Shareholders of PIMCO Commercial Mortgage Securities Trust, Inc. (the “Fund”) will be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on April 13, 2007 at 10:00 a.m., Pacific time, or as adjourned from time to time, for the following purposes:

(1)  To consider whether to liquidate the Fund;

(2)  To consider whether to elect the nominees set forth in the Proxy Statement to serve as members of the Fund’s Board of Directors for terms expiring in 2010, and until their successors are elected and qualify; and

(3)  To transact such other business as may properly come before the Meeting or any adjournment thereof.

After careful consideration, the directors of the Fund unanimously approved the proposals and recommend that shareholders vote “AGAINST” Proposal 1 and vote “FOR” Proposal 2. The matters referred to above are discussed in detail in the proxy statement attached to this notice. The Board of Directors has fixed the close of business on March 12, 2007 as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Each share of the Fund is entitled to one vote, with fractional votes for fractional shares.

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

By Order of the Board of Directors,

Garlin G. Flynn

Secretary

Newport Beach, California

Dated: March 23, 2007

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

PROXY STATEMENT

PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Annual Meeting of Shareholders

To be held April 13, 2007

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (collectively the “Board” or individually a “Director”) of PIMCO Commercial Mortgage Securities Trust, Inc. (the “Fund”), a Maryland corporation, for use at the annual meeting of shareholders of the Fund to be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on April 13, 2007 at 10:00 a.m., Pacific time, or as adjourned and reconvened from time to time (the “Meeting”), for the purposes set forth in the accompanying notice. It is anticipated that the first mailing of proxies and proxy statements to shareholders will be on or about March 23, 2007.

Shareholder Reports.    Shareholders can find important information about the Fund in the annual report dated December 31, 2006 and the semi-annual report dated June 30, 2006, each of which previously has been furnished to shareholders. Shareholders may request another copy of these reports, without charge, by writing to the Fund at the above address, or by calling the toll-free telephone number above.

The Board is soliciting proxies from shareholders of the Fund with respect to the following:

I.	A proposal to liquidate the Fund;

II.	A proposal to elect Directors to the Board of Directors of the Fund; and

III.	Such other business as may properly come before the Meeting.

PROPOSAL I:    LIQUIDATION OF THE FUND

As stated in the Fund’s prospectus dated August 27, 1993, the Board of Directors must submit to shareholders at the annual meeting of shareholders in the year 2007 a proposal to provide for the orderly liquidation of the Fund and the payment of the net proceeds of liquidation to shareholders. Under the terms of the Fund’s Articles of Incorporation, approval of such a proposal requires the affirmative vote of two-thirds (66 2/3%) of the Fund’s shares outstanding and entitled to vote on the matter. If such proposal is not approved by shareholders in the year 2007, a similar proposal will be submitted to shareholders in 2010, and, if not then approved, thereafter at the discretion of the Board of Directors.

The Directors unanimously recommend that shareholders vote AGAINST this proposal. Although past performance neither guarantees nor predicts future performance, the Fund has outperformed its benchmark index over time, and unlike many closed-end funds, the Fund has traded at a premium to its net asset value (“NAV”) for most of the past three years. In a liquidation of the Fund, shareholders would receive as net proceeds from such liquidation an amount equal to the NAV of their shares. Therefore, if at the time of liquidation the Fund were still trading at a premium to its NAV, shareholders would receive less than the market value of their shares. As of March 8, 2007, the Fund’s NAV per share was [        ], and its market value was [        ] per share, representing a [        ] premium to NAV. There can be no guarantee, however, that the Fund will continue to trade at a premium to its NAV.

This proposal appears on the ballot because when the Fund commenced operations in 1993, the Board undertook to submit a proposal to shareholders to liquidate the Fund at this year’s annual meeting, and again in 2010. At the time, in light of the uncertainty as to how the Fund would perform, and the tendency of closed-end funds frequently to trade at a discount to NAV, this policy was deemed necessary to assure potential investors in the Fund’s initial public offering that they could eventually liquidate their shares at NAV if the Fund was not successful in meeting its investment objective of achieving high current income.

The Fund has, however, been quite successful in terms of meeting its investment objective. The following chart shows performance of the Fund for periods ended December 31, 2006:

	1 Year	3 Years*	5 Years*	10 Years*
Net Asset Value (NAV) Performance of Fund	9.17	7.66	8.18	8.29
Market Value Performance of Fund (NYSE)	11.17	8.07	9.10	10.59
Lehman Aggregate Bond Index	4.33	3.70	5.06	6.24

*Annualized

The performance data quoted represents past performance. Past performance is no guarantee of future results. The performance above represents the total return performance of the Fund as compared to the Lehman Aggregate Bond Index, an unmanaged market index considered to be representative of the bond market.

The Fund has traded at a premium to its NAV for most of the past three years, but has also traded at a discount to its NAV for significant periods of its operation. The chart below shows the Fund’s NAV and market share price from its inception on September 2, 1993 to February 28, 2007.

Fund NAV vs. Share Price

September 2, 1993-February 28, 2007

[Chart to be inserted]

For the most recently determined NAV, market share price, and current premium or discount, you may call PIMCO at 866-746-2606 or log on to www.pmcfund.com.

Liquidation is an extraordinary action that would eliminate the vehicle chosen by current shareholders for long-term investment in the commercial mortgage-backed securities market. It could result in shareholders receiving less than the market value of their shares, if the Fund continues to trade at a premium to its NAV. It could also subject shareholders to applicable Federal, state and local income taxes on the difference between the proceeds of liquidation and their tax bases in shares of the Fund just as if they had voluntarily sold their shares. Finally, liquidation would cause the Fund to lose the potential benefits of capital loss carryforwards that otherwise could help the Fund reduce any future capital gains distributions that would be taxable to shareholders. In light of these factors, and the Fund’s long-term performance, the Board recommends that shareholders vote AGAINST this proposal.

To assist shareholders in their consideration of this matter, attached as Appendix A is a form of a Plan of Liquidation for the Fund which sets forth the process by which liquidation would be effected. In the event that shareholders vote for this proposal, the Board could make such non-material amendments to the Plan as it deems necessary in its sole discretion. Although the Board strongly recommends that shareholders vote AGAINST this proposal, for the reasons stated above, the Board believes that providing this Plan is necessary to enable shareholders to make an informed decision.

Under the Plan, the Fund would cease its operations as an investment company. The Fund would conduct no business other than winding up its affairs, and would liquidate all of its assets and convert them to cash or cash equivalents. After paying or making provision to pay the Fund’s liabilities, the Fund would distribute pro rata all of the remaining assets of the Fund to each shareholder of record, and cancel all outstanding shares of the Fund.

THE BOARD OF DIRECTORS, INCLUDING THE DISINTERESTED DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” LIQUIDATING THE FUND UNDER PROPOSAL I.

PROPOSAL II:    ELECTION OF DIRECTORS

The Fund’s Articles of Incorporation provide that the Fund’s Board of Directors shall be divided into three classes, as nearly equal in number as possible, which shall be designated as Class I, Class II and Class III. The current terms of the Class I Directors expire this year. The current terms of the Class II and Class III Directors will expire in 2008 and 2009, respectively, when their respective successors are elected and qualify. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying for up to two years the replacement of a majority of the Board of Directors. E. Philip Cannon and William J. Popejoy, the current Class I Directors, have been nominated for re-election by the Board to serve another term, which would expire in 2010 (Messrs. Cannon and Popejoy, collectively are the “Nominees”). The Nominees have indicated their willingness to serve as Directors. The Board knows of no reason why the Nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominee as the Board may recommend.

The persons named as proxies on the enclosed proxy card will vote your shares for the election of the Nominees unless you withhold authority to vote for the Nominees in your proxy. If elected by shareholders, the Nominees will continue to serve as Directors of the Fund until their term expires in 2010, unless sooner succeeded as provided in the Fund’s Articles of Incorporation. It is proposed, and the Board recommends, that shareholders elect the Nominees.

The following table sets forth certain information concerning each of the Directors of the Fund, including the Nominees. However, only the Nominees are standing for election.

The Class I Directors (the Nominees) are:

Class I Directors (Current Term Expiring in 2007):

Name, Address and Age[1]	Position(s) Held With Fund	Term of Office and Length of Time Served[3]	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director	Shares of Common Stock of the Fund Beneficially Owned as of 3/12/07

Disinterested Directors
E. Philip Cannon Age 66	Director/Nominee	3/00-Present	Proprietor, Cannon & Company (a private investment firm). Formerly, President, Houston Zoo (until 2005).	92	Trustee, PIMCO Funds; and Trustee, PIMCO Variable Insurance Trust. Formerly, Trustee, Allianz Funds (formerly, PIMCO Funds: Multi-Manager Series).	1,500

William J. Popejoy Age 69	Director/Nominee	7/93-2/95 and 8/95-Present	Private Investor.	92	Trustee, PIMCO Funds; and Trustee, PIMCO Variable Insurance Trust. Formerly, Director, New Century Financial Corporation (mortgage banking).	–0–

The Class II Directors are:

Class II (Term Expiring in 2008):

Name, Address and Age[1]	Position(s) Held With Fund	Term of Office and Length of Time Served[3]	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director	Shares of Common Stock of the Fund Beneficially Owned as of 3/12/07

Disinterested Directors
Marilyn A. Alexander Age 55	Director	10/06-Present	Independent Consultant, Alexander & Friedman, LLC (a consulting service for corporate/not-for-profit executives). Formerly, Senior Vice President and Chief Financial Officer of the Disneyland Resort, Walt Disney Company (an entertainment conglomerate).	92	Trustee, PIMCO Funds; Trustee, PIMCO Variable Insurance Trust; Trustee, Equity Office Properties Trust; Director, New Century Financial Corporation; and Director, Breast Health Awareness Foundation.

J. Michael Hagan Age 67	Director	3/00-Present	Private Investor and Business Adviser (primarily to manufacturing companies).	92

Trustee, PIMCO Funds; Trustee, PIMCO Variable Insurance Trust;

Director, Ameron International (manufacturing); and Director, Fleetwood Enterprises (manufacturer of housing and recreational vehicles). Formerly, Director, Remedy Temp (staffing).

						–0–

Vern O. Curtis Age 72	Director	2/95-Present	Private Investor.	92	Trustee, PIMCO Funds; Trustee, PIMCO Variable Insurance Trust; and Director, PS Business Parks, Inc. (a Real Estate Investment Trust).	7,500

The Class III Directors (Nominees) are:

Class III (Term Expiring in 2009):

Name, Address and Age[1]	Position(s) Held With Fund	Term of Office and Length of Time Served[3]	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock of the Fund Beneficially Owned as of 3/12/07

Interested Directors
Brent R. Harris[2] Age: 47	Chairman of the Board and Director	6/93-Present	Managing Director and member of Executive Committee, PIMCO.	92	Trustee and Chairman of the Board, PIMCO Funds and PIMCO Variable Insurance Trust; Director and Vice President, StocksPLUS® Management, Inc.; and member of Board of Governors and Executive Committee, Investment Company Institute.	1,488

R. Wesley Burns[2] Age: 47	Director	11/97-Present (President until 5/05)	Consulting Managing Director, PIMCO. Formerly, Managing Director, PIMCO.	93	Trustee, PIMCO Funds; Trustee, PIMCO Variable Insurance Trust; Director and Chairman of the Board, PIMCO Strategic Global Government Fund, Inc.; and Director, PS Business Parks, Inc. (a Real Estate Investment Trust).	2,500

[1]	Directors can be reached at the Fund’s address above.
[2]

Mr. Burns and Mr. Harris are “interested persons” of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) because of their affiliations with the Fund’s investment adviser, PIMCO.

[3]	The current terms of the Class I, Class II and Class III Directors will expire in 2007, 2008 and 2009, respectively.

During the fiscal year ended December 31, 2006, there were four meetings of the Board.

Listed below for each Director is a dollar range of securities beneficially owned in the Fund together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Director that are in the same family of investment companies as the Fund, as of March 12, 2007.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in Family of Investment Companies[1]
Disinterested Directors

Marilyn A. Alexander	-0-	$10,001-$50,000

E. Philip Cannon	$10,001-$50,000	Over $100,000

Vern O. Curtis	$50,001-$100,000	Over $100,000

J. Michael Hagan	-0-	Over $100,000

William J. Popejoy	-0-	Over $100,000

Interested Directors

R. Wesley Burns	$10,001-$50,000	Over $100,000

Brent R. Harris	$10,001-$50,000	Over $100,000

[1]	Family of Investment Companies includes the Fund, PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO Strategic Global Government Fund, Inc.

Set forth in the table below is information regarding each disinterested Director’s (and his immediate family members’) share ownership in securities of the investment adviser of the Fund, and any entity controlling, controlled by or under common control with the investment adviser of the Fund (not including registered investment companies), as of March 12, 2007.

Name of Director	Name of Owners and Relationships to Director	Company	Title of Class	Value of Securities	Percent of Class

Marilyn A. Alexander	None	None	None	None	None

E. Philip Cannon	None	None	None	None	None

Vern O. Curtis	None	None	None	None	None

J. Michael Hagan	None	None	None	None	None

William J. Popejoy	None	None	None	None	None

As of March 12, 2007, the Directors and officers of the Fund, as a group, owned less than one percent of the outstanding shares of the Fund in the aggregate.

Board of Directors—Committees

Audit Committee

The Fund has a standing Audit Committee that consists of all of the independent Directors (Ms. Alexander and Messrs. Cannon, Curtis, Hagan and Popejoy). Mr. Curtis, an independent Director, has been designated as the Audit Committee’s financial expert. The Audit Committee reviews both the audit and non-audit work of the Fund’s independent registered public accounting firm, submits a recommendation to the Board as to the selection of the independent registered public accounting firm, and reviews generally the maintenance of the Fund’s records and the safekeeping arrangements of the Fund’s custodian. During the fiscal year ended December 31, 2006, the Audit Committee met four times. Four members of the Audit Committee attended 100% of such meetings, and one member attended 75%.

The Board of Directors has adopted an Audit Committee Charter, a copy of which was attached to the 2005 Proxy Statement as Appendix A. The Audit Committee has received written disclosures and the letter required by Independence Standards Board Standard No. 1 from its independent registered public accounting firm, and has discussed with its independent registered public accounting firm its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and its independent registered public accounting firm, and discussed certain matters with its independent registered public accounting firm addressed by Statements on Auditing Standards No. 61. Based on the foregoing, the Audit Committee recommended to the Board that the Fund’s audited financial statements be included in the Fund’s annual report for the fiscal year ended December 31, 2006.

Valuation Committee

The Fund has a standing Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Fund’s valuation policies, when the Board is not in session, it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board. The Valuation Committee consists of two Directors of the Fund, Mr. Harris and Mr. Burns, and four officers of the Fund: Ernest L. Schmider (President), John P. Hardaway (Treasurer), Erik C. Brown (Assistant Treasurer) and Stacie D. Anctil (Assistant Treasurer). Each member of the Valuation Committee is an “interested person” of the Fund as that term is defined in the 1940 Act. During the fiscal year ended December 31, 2006, there were two meetings of the Valuation Committee.

Governance Committee: Consideration of Potential Director Nominees

The Fund has established a Governance Committee (formerly, Nominating Committee) (the “Committee”) that consists of all of the Directors. One function of the Committee is to make recommendations to the Board regarding nominations for membership on the Board of Directors. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as independent directors, their independence from the Fund’s investment adviser and other principal service providers. Although all of the Directors of the Fund are eligible to serve on the Committee, the interested Directors of the Fund who are members of the Committee do not participate in any activities that are exclusively the responsibility of the independent Directors (e.g., voting on the nomination of independent directors).

The Committee will consider potential director nominees recommended by Fund shareholders provided that the proposed nominees: (i) satisfy any minimum qualifications of the Fund for its Directors; (ii) are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act; and (iii) are “independent” as defined in the New York Stock Exchange (“NYSE”) listing standards.

In addition, potential director nominees recommended by shareholders must fulfill the following requirements:

(a) The nominee may not be the nominating shareholder, a member of the nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group;

(b) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group;

(c) Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group;

(d) The nominee may not be an executive officer or director (or person performing similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group; and

(e) The nominee may not control (as “control” is defined in the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or in the case of a shareholder or member that is a fund, an interested person of such shareholder or member as defined by Section 2(a)(19) of the 1940 Act).

The nominating shareholder or shareholder group must meet the following requirements:

(a) Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short”; and

(b) The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iv) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least two years.

A nominating shareholder or shareholder group may not submit more proposed nominees than the number of Board positions open each year. All shareholder recommended nominee submissions must be received by the Fund by the deadline for submission of any shareholder proposals (see “Shareholders’ Proposals” below) which would be included in the Fund’s proxy statement for its 2008 Annual Meeting.

Shareholders recommending potential director nominees must substantiate compliance with these requirements at the time of submitting their proposed director nominee to the attention of the Fund’s Secretary. Notice to the Fund’s Secretary should be provided in accordance with the deadline specified above and include, (i) the shareholder’s contact information; (ii) the director nominee’s contact information and the number of Fund shares owned by the proposed nominee; (iii) all information regarding the proposed nominee that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the 1934 Act; and (iv) a notarized letter executed by the proposed nominee, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if nominated by the Board of Directors, to be named as a director if so elected.

The Board of Directors has adopted a Charter for the Committee, a copy of which was attached to the 2005 Proxy Statement as Appendix B. The Committee identifies prospective director nominees from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees. The Charter of the Committee provides that each prospective director candidate have a college degree or equivalent business experience. In addition, it is the Board’s policy that Directors on the Board may not serve in a similar capacity on the board of a registered investment company which is not sponsored or advised by the Fund’s investment adviser or its affiliates. Although there are no minimum qualifications other than as described above, the Committee may take into account a wide variety of factors in considering prospective director nominees, including (but not limited to) the overall diversity of the Board’s composition and the prospective nominee’s: (i) availability and commitment to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; and (v) ability, judgment and expertise.

The Committee may recommend that the Board modify any nominee qualifications from time to time. The Committee meets periodically to identify and evaluate nominees for director and makes its recommendations to the Board at the time of the Board’s February meeting. Other than compliance with the requirements mentioned above for submission of a director candidate, the Committee does not otherwise evaluate potential director nominees recommended by shareholders in a different manner. The standard of the Committee is to treat all equally qualified potential nominees in the same manner.

No nominee recommendations have been received by shareholders.

During the fiscal year ended December 31, 2006, the Committee met three times.

Communications with the Board of Directors

The Fund provides a means for shareholders to send communications to the Board of Directors. Shareholders may obtain information regarding the ability to communicate with the Board of Directors, as well as the Fund’s policy concerning attendance by Directors at annual meetings of shareholders, by consulting the Fund’s website at www.pcmfund.com.

Remuneration of Directors and Officers

As of December 31, 2006, the Fund paid each Director who is not an “interested person” of the Fund an annual retainer of $6,000, plus $1,000 for each regular Board meeting attended in person and ($500 for each special meeting attended) plus reimbursement of related expenses. The Audit Committee Chairman receives an annual retainer of $1,000 and the Governance Committee Chairman receives an annual retainer of $500. In addition, each member of a committee receives $250 for each committee meeting attended.

The following table sets forth the compensation paid to each Director of the Fund for the fiscal year ended December 31, 2006. Directors who are “interested persons” of the Fund do not receive any compensation from the Fund.

Name	Aggregate Compensation from Fund[1]	Total Compensation from Fund and Fund Complex[2]
Disinterested Directors

Marilyn A. Alexander	$2,750	$34,500

E. Philip Cannon	$11,750	$141,750

Vern O. Curtis	$12,750	$151,750

J. Michael Hagan	$11,750	$141,750

William J. Popejoy	$10,250	$133,750

Interested Directors

R. Wesley Burns	$0	$0

Brent R. Harris	$0	$0

[1]

The amounts shown in this column represent the aggregate compensation before deferral with respect to the Fund’s fiscal year ended December 31, 2006. Mr. Cannon deferred compensation of $11,750 from the Fund during the fiscal year ended December 31, 2006. The cumulative deferred compensation (including interest) accrued with respect to Mr. Cannon from the Fund, as of the Fund’s fiscal year ended December 31, 2006, is $89,351.96.

[2]

“Fund Complex” includes the Fund, PIMCO Funds, PIMCO Variable Insurance Trust, and PIMCO Strategic Global Government Fund, Inc. No compensation was paid to any Director of the Fund by PIMCO Strategic Global Government Fund, Inc.

For their services as Trustees of the PIMCO Funds, the Directors who are not “interested persons” of PIMCO Funds listed above received an annual retainer of $80,000 plus $5,000 for each Board of Trustees meeting attended in person ($1,000 for each special meeting attended), plus reimbursement of related expenses. The Audit Committee Chairman receives an annual retainer of $7,500 and the Governance Committee Chairman receives an annual retainer of $1,500. In addition, each member of a committee receives $500 for each committee meeting attended.

For their services as Trustees of the PIMCO Variable Insurance Trust, the Directors who are not “interested persons” of PIMCO Variable Insurance Trust listed above received an annual retainer of

$15,000 plus $2,000 for each Board of Trustees meeting attended in person ($500 for each special meeting attended), plus reimbursement of related expenses. The Audit Committee Chairman receives an annual retainer of $1,500 and the Governance Committee Chairman receives an annual retainer of $500. In addition, each member of a committee receives $500 for each committee meeting attended.

The following table shows the executive officers of the Fund, their ages, positions with the Fund and principal occupations during the past five years.

Name, Address and Age[1]	Position(s) Held with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During the Past Five Years
Ernest L. Schmider Age 49	President	5/05-present	Managing Director, PIMCO.

David C. Flattum Age 42	Chief Legal Officer	11/06-present	Executive Vice President and General
Counsel, PIMCO. Formerly,
Managing Director, Chief Operating
Officer and General Counsel, Allianz
Global Investors of America L.P. and
Partner at Latham and Watkins LLP.

Jennifer E. Durham Age 36	Chief Compliance Officer	7/04-present	Senior Vice President, PIMCO. Formerly, Vice President and Legal/ Compliance Manager, PIMCO.

Daniel J. Ivascyn Age 37	Senior Vice President	11/01-present	Managing Director, PIMCO. Formerly, Executive Vice President, PIMCO.

William C. Powers Age 49	Senior Vice President	7/93-present	Managing Director, PIMCO.

Jeffrey M. Sargent Age 44	Senior Vice President. Formerly, Vice President.	6/93-present (since 2/99 as Senior Vice President)	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

William S. Thompson, Jr. Age 61	Senior Vice President	7/93-present (since 2/03 as Senior Vice President)	Chief Executive Officer and Managing Director, PIMCO.

J. Stephen King, Jr. Age 44	Vice President—Senior Counsel	5/05-present	Senior Vice President and Attorney, PIMCO. Formerly, Vice President, PIMCO and Associate, Dechert LLP.

Henrik P. Larsen Age 37	Vice President	2/99-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Name, Address and Age[1]	Position(s) Held with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During the Past Five Years
Michael J. Willemsen Age 47	Vice President	2/95-present (Since 2/02 as Vice President)	Vice President, PIMCO.

Garlin G. Flynn Age 60	Secretary	8/95-present	Senior Paralegal, PIMCO. Formerly, Paralegal and Specialist, PIMCO.

John P. Hardaway Age 49	Treasurer	6/93-present	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

Erik C. Brown Age 39	Assistant Treasurer	2/01-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Stacie D. Anctil Age 37	Assistant Treasurer	11/03-present	Vice President, PIMCO. Formerly, Specialist, PIMCO.

[1]	Executive officers can be reached at the Fund’s address above.
[2]	Officers of the Fund are appointed annually by the Board.

Investment Adviser and Administrator

PIMCO is located at 840 Newport Center Drive, Newport Beach, California 92660. PIMCO serves as the investment adviser and the administrator of the Fund. Subject to the supervision of the Board, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.

THE BOARD OF DIRECTORS, INCLUDING THE DISINTERESTED DIRECTORS, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES UNDER PROPOSAL II. UNMARKED PROXIES WILL BE VOTED “FOR” THE NOMINEES UNDER PROPOSAL II.

INFORMATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was selected by the Board on February 26, 2007 as independent registered public accounting firm to examine the financial statements of the Fund for the fiscal year ending December 31, 2007. A representative of PwC, if requested by any shareholder, will be present (via telephone) at the Meeting, will have the opportunity to make a statement if the representative desires to do so, and will respond to appropriate questions from shareholders.

Fees for Services to the Fund

The following table provides information on the aggregate fees billed by PwC for services rendered to the Fund for each of the last two fiscal years.

Fiscal Year Ended	Audit Fees[1]	Audit-Related Fees[2]	Tax Fees[3]	All Other Fees	Totals
December 31, 2006	$20,060	$2,160	$-0-	-0-	$22,220
December 31, 2005	$20,950	$9,350	$1,750	-0-	$32,050

[1]

Includes aggregate fees billed for professional services rendered for the audit of the Fund’s annual financial statements and services normally provided in connection with statutory or regulatory filings or engagements by the Fund.

[2]	Includes aggregate fees billed for review of the Fund’s semi-annual report to shareholders.
[3]	Includes aggregate fees billed for review of the Fund’s tax returns.

Fees for Services to PIMCO

The following table provides information on the aggregate fees billed by PwC for services rendered to PIMCO for each of the last two fiscal years:

Fiscal Year Ended	Audit Fees	Audit-Related Fees[1]	Tax Fees[2]	All Other Fees[3]	Totals
December 31, 2006	$-0-	$154,649	$750	$520,613	$676,012
December 31, 2005	$-0-	$159,665	$-0-	$247,367	$407,032

[1]	Includes aggregate fees billed for regulatory review and AIMR Verification Services.
[2]	Includes aggregate fees billed for tax consulting.
[3]	Includes aggregate fees billed for agreed upon procedures and SAS 70.

Additional Information on Fees for Services to the Fund and PIMCO

The following table provides the aggregate non-audit fees billed by PwC for services rendered to the Fund and PIMCO for each of the last two fiscal years:

	Aggregate Non-Audit Fees Billed to Entity
Entity	Fiscal Year Ended 12/31/06	Fiscal Year Ended 12/31/05
Fund	$2,160	$11,100
PIMCO	676,012	407,032

Totals	$678,172	$418,132

Pre-approval Policies and Procedures

The pre-approval policies and procedures of the Fund require that the Audit Committee pre-approve all audit services and non-audit services provided by PwC or any other independent registered public accounting firm engaged by the Fund (the “Auditor”). The Audit Committee must pre-approve any engagement of the Auditor to provide non-audit services to (i) the Fund’s investment adviser, and (ii) any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Fund (entities in (i) and (ii), hereinafter “Service Affiliates”) if the services provided to such Service Affiliates relate directly to the operations and financial reporting of the Fund (“Covered Non-Audit Services”). The policies and procedures permit the Audit Committee to pre-approve the provision of types or categories of non-audit services to the Fund and Covered Non-Audit Services to the Service Affiliates. The Audit Committee may also pre-approve the provision of non-audit services to the Fund or its Service Affiliates on a project-by-project basis.

The policies and procedures include an exception to the pre-approval requirement for non-audit services, to be invoked only rarely and only if certain conditions are met, including that (i) the aggregate fees and costs of all non-audit services that, but for this limited exception, would require pre-approval by the Audit Committee constitutes no more than five percent of the total fees and costs paid by the Fund and Services Affiliates to the Auditor during the fiscal year during which such non-audit services are provided; (ii) at the time of engagement for such services, the Fund did not recognize that the services were “non-audit services” that required pre-approval; and (iii) each such service is promptly brought to the attention of and approved by the Audit Committee prior to the completion of the service. The exception to the pre-approval requirement was not invoked with respect to any of the non-audit services described on the preceding page.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act require the Fund’s officers and Directors, investment adviser, affiliates of the investment adviser, and persons who beneficially own more than ten percent of a registered class of the Fund’s securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in ownership with the SEC and the NYSE. Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representation of certain Reporting Persons, the Fund believes that during fiscal year 2006, its Reporting Persons, except for one instance involving an employee of PIMCO, complied with all applicable filing requirements. Due to an oversight, William H. Gross failed to file Form 4 on a timely basis in connection with Fund shares that he sold. As of the date of this proxy statement, Mr. Gross has made all applicable filings.

OTHER BUSINESS

The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

ADDITIONAL INFORMATION

Legal Proceedings

Since February 2004, PIMCO, Allianz Global Investors of America L.P. (PIMCO’s parent company), and certain of their affiliates, including the PIMCO Funds (a series of funds managed by PIMCO), the Allianz Funds (a series of funds managed by affiliates of PIMCO), certain Directors of the Fund (in their capacity as Trustees of the PIMCO Funds or the Allianz Funds) and certain employees of PIMCO, have been named as defendants in fifteen lawsuits filed in various jurisdictions. Eleven of those lawsuits concern “market timing,” and they have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland; the other four lawsuits concern “revenue sharing” and have been consolidated into a single action in the U.S. District Court for the District of Connecticut. The lawsuits have been commenced as putative class actions on behalf of investors who purchased, held or redeemed shares of the various series of the PIMCO Funds and the Allianz Funds during specified periods, or as derivative actions on behalf of the PIMCO Funds and the Allianz Funds.

The market timing actions in the District of Maryland generally allege that certain hedge funds were allowed to engage in “market timing” in certain of the PIMCO Funds and the Allianz Funds and this alleged activity was not disclosed. Pursuant to tolling agreements entered into with the derivative and class action plaintiffs, PIMCO, certain PIMCO Funds, Directors of the Fund (in their capacity as Trustees of PIMCO Funds or the Allianz Funds), and certain employees of PIMCO who were previously named as defendants have all been dropped as defendants in the market timing actions; the plaintiffs continue to assert claims on behalf of the shareholders of the PIMCO Funds or on behalf of the PIMCO Funds themselves against other defendants. By order dated November 3, 2005, the U.S. District Court for the District of Maryland granted the PIMCO Funds’ motion to dismiss claims asserted against it in a consolidated amended complaint where the PIMCO Funds were named, in the complaint, as a nominal defendant. The revenue sharing action in the District of Connecticut generally alleges that fund assets were inappropriately used to pay brokers to promote the PIMCO Funds and the Allianz Funds, including directing fund brokerage transactions to such brokers, and that such alleged arrangements were not fully disclosed to shareholders. On August 11, 2005, the U.S. District Court for the District of Connecticut conducted a hearing on defendants’ motion to dismiss the consolidated amended complaint in the revenue sharing action but has not yet ruled on the motion to dismiss. The market timing and revenue sharing lawsuits seek, among other things, unspecified compensatory damages plus interest and, in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under those contracts and restitution.

Two nearly identical class action civil complaints have been filed in August 2005, in the Northern District of Illinois Eastern Division, alleging that the plaintiffs each purchased and sold a 10-year Treasury note futures contract and suffered damages from an alleged shortage when PIMCO held both physical and futures positions in 10-year Treasury notes for its client accounts. The two actions have been consolidated into one action, and the two separate complaints have been replaced by a consolidated complaint. PIMCO is a named defendant, and the PIMCO Funds have been added as a defendant, to the consolidated action. PIMCO strongly believes the complaint is without merit and intends to vigorously defend itself.

In April 2006, the Fund was served in an adversary proceeding brought by the Official Committee of Asbestos Claimants of G-I Holdings, Inc. in G-I Holdings, Inc.’s bankruptcy in the District of New Jersey.

In July 2004, PIMCO was named in this lawsuit and remains a defendant. The plaintiff seeks to recover for the bankruptcy estate assets that were transferred by the predecessor entity of G-I Holdings, Inc. to a wholly-owned subsidiary in 1994. The subsidiary has since issued notes, of which the Fund is alleged to be a holder. The complaint alleges that in 2000, more than two hundred noteholders — including the Fund — were granted a second priority lien on the assets of the subsidiary in exchange for their consent to a refinancing transaction and the granting of a first priority lien to the lending banks. The plaintiff is seeking invalidation of the lien in favor of the noteholders and/or the value of the lien. On June 21, 2006, the District of New Jersey overturned the Bankruptcy Court’s decision granting permission to file the adversary proceeding and remanded the matter to the Bankruptcy Court for further proceedings. Following a motion to reconsider, the District Court upheld its remand on August 7, 2006, and instructed the Bankruptcy Court to conduct a “cost-benefit” analysis of the Committee’s claims, including claims against the noteholders. The Bankruptcy Court held a status conference on October 25, 2006 and set a briefing schedule relating to this cost-benefit analysis.

With the exception of the adversary proceeding brought in the G-I Holdings, Inc. bankruptcy in the District of New Jersey, none of the foregoing investigations or lawsuits directly involves the Fund.

It is possible that these matters and/or others developments resulting from these matters could lead to a decrease in the market value of the Fund’s shares or other adverse consequences to the Fund. However, PIMCO believes that these matters are not likely to have a material adverse effect on the Fund or on PIMCO’s ability to perform its investment advisory services relating to the Fund.

Expenses

The expense of preparing, printing and mailing the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, the Internet or personal interview by officers or agents of the Fund.

Quorum and Votes Required

Shareholders of record at the close of business on March 12, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. Each shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held.

As of the Record Date, [            ] shares of the Fund, representing the same number of votes, were outstanding. As of the Record Date, no persons owned of record or beneficially 5% or more of the shares of the Fund.

Timely and properly executed proxies will be voted as instructed by shareholders. A shareholder may revoke his or her proxy at any time prior to its exercise by written notice addressed to the Secretary of the Fund at 840 Newport Center Drive, Newport Beach, California 92660, or by voting in person at the Meeting. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

The presence in person or by proxy of the holders of a majority of the outstanding shares is required to constitute a quorum at the Meeting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. Abstentions will also be counted for quorum purposes.

Proxies that reflect abstentions or broker “non-votes” (that is, shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owner or other persons entitled to vote, and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or broker non-votes with respect to either Proposal I or Proposal II will have the effect of a vote AGAINST that proposal. Pursuant to the rules and policies of the NYSE, members of the NYSE who exercise investment discretion pursuant to an advisory contract for the beneficial owner may vote on Proposal II, but not on Proposal I, without instructions from beneficial owners of the Fund’s shares.

In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there is sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

Voting

To vote, shareholders may sign and mail the proxy card received with the proxy statement or attend the Meeting in person.

Required Vote

Liquidation of the Fund (Proposal I) will require the affirmative vote of two-thirds (66 2/3%) of the Fund’s shares outstanding.

Election of the Nominees (Proposal II) will require the affirmative vote of the holders of a majority of the Fund’s shares present (or represented by proxy) and voting at the Meeting.

Shareholders’ Proposals

If the Fund is not liquidated, it will continue to hold annual meetings of shareholders. A shareholder’s proposal that is intended to be presented at the Fund’s Annual Meeting of Shareholders in 2008 must have been received by the Fund no later than November 19, 2007 in order to be included in the Fund’s proxy statement and form of proxy relating to that meeting. A shareholder who wishes to make a proposal at the

Fund’s Annual Meeting of Shareholders in 2008 without including the proposal in the Fund’s proxy statement must notify the Fund in writing, at the Fund’s offices, of such proposal no earlier than January 19, 2008 and no later than February 19, 2008. If a shareholder fails to give timely notice, then the persons named as proxies in the proxies solicited by the Board for the Fund’s Annual Meeting of Shareholders in 2008 may exercise discretionary voting power, to the extent permitted by NYSE rules, with respect to any such proposal.

To ensure the presence of a quorum at the Meeting, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

By Order of the Board of Directors,

Garlin G. Flynn

Secretary

Newport Beach, California

Dated:  March 23, 2007

APPENDIX A

[FORM OF]

PIMCO Commercial Mortgage Securities Trust, Inc.

Plan of Liquidation

The following Plan of Liquidation (“Plan”) of the PIMCO Commercial Mortgage Securities Trust, Inc., a corporation organized and existing under the laws of the State of Maryland and closed-end, non-diversified, management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), is intended to accomplish the complete termination of the Fund in conformity with the laws of the State of Maryland, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”) and the Articles of Incorporation and Bylaws of the Fund.

WHEREAS, under the terms of the Fund’s Articles of Incorporation, approval of a proposal to liquidate the Fund requires the affirmative vote of two-thirds (66 2/3%) of the Fund’s shares outstanding and entitled to vote on the matter;

WHEREAS, at the Annual Meeting of Shareholders on April 13, 2007 (or upon reconvening after an adjournment thereof), [    ] percent of the shareholders of the Fund voted for a proposal to provide for the orderly liquidation of the Fund and the payment of the net proceeds of liquidation to shareholders;

WHEREAS, on                     , 2007, the Fund’s Board of Directors unanimously approved this Plan in order to effect the orderly liquidation of the Fund and the payment of the net proceeds of liquidation to shareholders;

NOW, THEREFORE, the termination of the Fund shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan.    The Plan shall be and become effective upon the approval of the proposal to liquidate the Fund by the affirmative vote of two-thirds (66 2/3%) of the Fund’s shares outstanding and entitled to vote on the matter. The day of such approval is hereinafter called the “Effective Date.”

2.  Liquidation.    As promptly as practicable following approval of the Plan, the Fund shall be liquidated in accordance with Section 331 of the Code.

3.  Cessation of Business.    After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its remaining assets ratably among the shareholders of the Fund, in accordance with the provisions of the Plan, after discharging or making reasonable provisions for the Fund’s liabilities.

4.  Notice of Termination.    The Fund will mail a notice to the appropriate parties that this Plan has been approved by the Board and that the Fund will be liquidating all of its assets and cancelling all shares of the Fund.

5.  Liquidation of Assets and Payments of Debts.    On such date as the President of the Fund may determine, but in all events no later than                     , 2007 (“Termination Date”), the Fund shall

A-1

convert into cash or cash equivalents such portfolio securities as are necessary to pay or make reasonable provision to pay, in full all claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations that are known to the Fund but for which the identity of the claimant is unknown.

6.  Liquidation Distribution.    On the Liquidation Date, the Fund shall distribute pro rata to the Fund’s shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund’s books.

7.  Management and Expenses of the Fund Subsequent to the Liquidating Distribution.    The Fund shall bear the expenses incurred in carrying out this Plan including, but not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of reports to shareholders, whether or not the liquidation contemplated by this Plan is effected.

8.  Power of Board of Directors.    The Board of Directors, and subject to the authority of the Directors, the officers, shall have authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, tax returns and other papers. The death, resignation or disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

9.  Amendment of Plan.    The Board of Directors shall have the authority to authorize variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, and the distribution of the Fund’s net assets to its shareholders in accordance with the laws of the State of Maryland, the 1940 Act, the Articles of Incorporation and Bylaws of the Fund, if the Board determines that such action would be advisable and in the best interests of the Fund and its shareholders.

A-2

PIMCO COMMERCIAL MORTGAGE SECS TRUST
PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

			è	000000000000
			1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	PMPCO1	KEEP THIS PORTION FOR YOUR RECORDS
			DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		02		0000000000		214748596019
The Board of Directors recommends that you vote AGAINST the following proposal.			FOR	AGAINST	ABSTAIN
1. To liquidate the Fund in an orderly manner.			☐	☐	☐

The Board of Directors recommends that you vote FOR each of the following Nominees.			For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below. _________________________________
2	To elect the Nominees listed below to serve as members of the Fund’s Board of Directors for the terms expiring in 2010, and until their successors are elected and qualify.		☐	☐	☐
01) E. Philip Cannon 02) William J. Popejoy

3	To transact such other business as may properly come before the Meeting or, after adjournment any reconvening thereof.

	For address changes and/or comments, please check this box and write them on the back where indicated	☐

Please sign exactly as your name(s) appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

	_______________________________________________ P30499 Signature [PLEASE SIGN WITHIN BOX] Date					123,456,789,012 693388100 2 1234567890123456789

PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.

PROXY FOR ANNUAL SHAREHOLDERS MEETING TO BE HELD APRIL 13, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Stephen King and Garlin G. Flynn and each of them, as his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of PIMCO Commercial Mortgage Securities Trust, Inc. (the “Fund”) held by the undersigned at the Annual Meeting of Shareholders of the Fund to be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on April 13, 2007 at 10:00 a.m. Pacific time, or as adjourned and reconvened from time to time (the “Meeting”) and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Address Changes/Comments: ______________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE SIGN AND DATE ON THE REVERSE SIDE